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                                                                      EXHIBIT 1

                                    DIRECTORS

     The following is a list of all members of the Board of Directors of Micron Technology, Inc. All directors are United States citizens.

Name:                                Steven R. Appleton

Business Address:                    8000 South Federal Way
                                     Boise, ID 83716-9632

Principal Occupation:                Chairman, Chief Executive Officer and
                                     President of Micron Technology, Inc.

Name, principal business             Micron Technology, Inc., a manufacturer of
and address of corporation           semiconductor memory products
or other organization on             8000 South Federal Way
which employment is                  Boise, ID  83716-9632
conducted:

Name:                                James W. Bagley

Business Address:                    4650 Cushing Parkway
                                     Fremont, CA 94538

Principal Occupation:                Chairman and Chief Executive Officer of Lam
                                     Research Corporation

Name, principal business             Lam Research Corporation, a manufacturer of
and address of corporation           semiconductor processing equipment
or other organization on             4650 Cushing Parkway
which employment is                  Fremont, CA  94538
conducted:

Name:                                Robert A. Lothrop

Business Address:                    3308 Catalina
                                     Boise, ID 83705

Principal Occupation:                Retired, former Senior Vice President of
                                     J.R. Simplot Company

Name, principal business
and address of corporation
or other organization on
which employment is
conducted:

Name:                                Thomas T. Nicholson

Business Address:                    1015 Olive Way
                                     Seattle, WA  98101-1894


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Principal Occupation:                Vice President and member of the Board of
                                     Directors of Honda of Seattle
                                     and Toyota of Seattle

Name, principal business             Honda of Seattle and Toyota of Seattle,
and address of corporation           car dealerships 1015 Olive Way
or other organization on             Seattle, WA 98101-1894
which employment is
conducted:

Name:                                Don J. Simplot

Business Address:                    P.O. Box 27
                                     Boise, ID 83707-0027

Principal Occupation:                Corporate Vice President and member of the
                                     Office of the Chairman of J.R.
                                     Simplot Company

Name, principal business             J. R. Simplot Company, an agribusiness
and address of corporation           P.O. Box 27
or other organization on             Boise, ID  83707-0027
which employment is
conducted:

Name:                                Gordon C. Smith

Business Address:                    42874 Old Wingville Road
                                     Baker City, OR 97814

Principal Occupation:                Chairman and Chief Executive Officer of
                                     G.C. Smith L.L.C.

Name, principal business             G.C. Smith L.L.C., a holding company for
and address of corporation           ranch operations and other investments
or other organization on             42874 Old Wingville Road
which employment is                  Baker City, OR  97814
conducted:

Name:                                William P. Weber

Business Address:                    3921 Euclid Avenue
                                     Dallas, TX 75205

Principal Occupation:                Retired, former Vice Chairman of Texas
                                     Instruments Incorporated

Name, principal business
and address of corporation
or other organization on
which employment is
conducted:





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                      EXECUTIVE OFFICERS OF THE REGISTRANT

         The following is a list of all executive officers of the Micron Technology, Inc., excluding executive officers who are also directors, information about which is listed in the director portion of this Appendix A. Unless otherwise indicated, each officer's business address is 8000 South Federal Way, Boise, ID 83716-9632, which address is Micron's business address. All executive officers are United States citizens.


            NAME                                    POSITION
-----------------------------------------  --------------------------------------------------------------------

Kipp A. Bedard                             Vice President of Corporate Affairs

Robert M. Donnelly                         Vice President of Computing and Consumer Group

D. Mark Durcan                             Chief Technical Officer and Vice President of Research & Development

Jay L. Hawkins                             Vice President of Operations

Joel J. Kocher                             Chairman and Chief Executive Officer of Micron Electronics, Inc.

Roderic W. Lewis                           Vice President of Legal Affairs, General Counsel and Corporate Secretary

Michael W. Sadler                          Vice President of Networking and Communications Group

Wilbur G. Stover, Jr.                      Chief Financial Officer and Vice President of Finance
